UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 25, 2011
Date of Report (Date of earliest event reported)

CHINA ELECTRIC MOTOR, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-53017	26-1357787
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Sunna Motor Industry Park, Jian’an, Fuyong Hi-Tech Park, Baoan District, Shenzhen, Guangdong, 518103
People’s Republic of China
                                                                     (Address of principal executive offices)                                                               (Zip Code)

86-755-8149 9969
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 25, 2011,  Shenzhen YuePengCheng Motor Co., Ltd. (“YuePengCheng”), an indirect wholly owned subsidiary of China Electric Motor, Inc. (the “Company”), and Shenzhen Jianhuilong Industry Co., Ltd. (the “Seller”) entered into a Supplemental Agreement (the “Supplemental Agreement”)  to the Property Purchase Agreement executed by the Seller and YuePengCheng on December 31, 2010 (the “Property Purchase Agreement”).  The Supplemental Agreement provides that each of (i)YuePengCheng’s payment obligation, (ii) the Seller’s property right transfer obligation, and (iii) parties’ obligation in connection with registering the transfer with governmental authorities, shall be extended to a date that is 120 days after the execution of the Property Purchase Agreement.  The Supplemental Agreement is effective retroactively as of January 15, 2011.

The foregoing description of the Supplemental Agreement does not purport to be complete and is qualified in its entirety by reference to a complete copy of the Supplemental Agreement, a translation of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.
(d)           Exhibits.
Exhibit No.	Description
10.1	Translation of the Supplemental Agreement, dated as of February 25, 2011, by and between Shenzhen YuePengCheng Motor Co., Ltd. and Shenzhen Jianhuilong Industry Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ELECTRIC MOTOR, INC.

Dated: February 25, 2011	By:	/s/ Yue Wang
Yue Wang
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Translation of the Supplemental Agreement, dated as of February 25, 2011, by and between Shenzhen YuePengCheng Motor Co., Ltd. and Shenzhen Jianhuilong Industry Co., Ltd.